TEMPUR-PEDIC REPORTS RECORD FOURTH QUARTER AND FULL YEAR SALES AND EARNINGS

– Reports Fourth Quarter Sales Up 25% and EPS Up 27% at $0.84
– Announces New $250.0 Million Share Repurchase Program
– Issues Financial Guidance For 2012

LEXINGTON, KY, January 24, 2012 – Tempur-Pedic International Inc. (NYSE: TPX), the leading manufacturer, marketer and distributor of premium mattresses and pillows worldwide, today announced financial results for the fourth quarter and year ended December 31, 2011. The Company also announced a $250 million share repurchase program and issued financial guidance for 2012.

FOURTH QUARTER FINANCIAL SUMMARY
●	Earnings per diluted share (EPS) were $0.84 in the fourth quarter of 2011 as compared to EPS of $0.66 per diluted share in the fourth quarter of 2010. The Company reported net income of $56.3 million for the fourth quarter of 2011 as compared to net income of $46.3 million in the fourth quarter of 2010.

●
Net sales increased 25% to $366.8 million in the fourth quarter of 2011 from $292.7 million in the fourth quarter of 2010. On a constant currency basis, net sales increased 24%. Net sales in the North American segment increased 26% and international segment net sales increased 25%. On a constant currency basis, international segment net sales increased 21%.

●	Mattress sales increased 26% globally. Mattress sales increased 24% in the North American segment and increased 33% in the international segment. On a constant currency basis, international mattress sales increased 29%. Pillow sales increased 16% globally. Pillow sales increased 15% in North America and 17% internationally. On a constant currency basis, international pillow sales increased 13%.

●	Gross profit margin was 52.1% as compared to 51.9% in the fourth quarter of 2010. The gross profit margin increased as a result of favorable mix, improved efficiencies in manufacturing and distribution, and fixed cost leverage related to higher production volumes, partially offset by higher commodity costs and costs associated with US shipments to support the Company's Danish manufacturing facility.

●	Operating profit margin was 23.4% as compared to 24.5% in the fourth quarter of 2010 reflecting the Company’s strategic investments to drive growth, including brand advertising.

●	The Company generated $69.7 million of operating cash flow as compared to $44.5 million in the fourth quarter of 2010.

●	During the fourth quarter of 2011, the Company purchased 2.3 million shares of its common stock for a total cost of $128.5 million.

FULL YEAR FINANCIAL SUMMARY
●	Earnings per share (EPS) were $3.18 per diluted share for the full year 2011 as compared to EPS of $2.16 per diluted share for the full year 2010. The Company reported net income of $219.6 million for the full year 2011 as compared to net income of $157.1 million for the full year 2010.

●	Net sales increased 28% to $1,417.9 million for the full year 2011 from $1,105.4 million for the full year 2010. On a constant currency basis, net sales increased 25%. Net sales in the North American segment increased 30% and international segment net sales increased 24%. On a constant currency basis, international segment net sales increased 16%.

●	Gross profit margin was 52.4% for the full year 2011 as compared to 50.2% for the full year 2010. The gross profit margin increased as a result of favorable mix, improved efficiencies in manufacturing and distribution, and fixed cost leverage related to higher production volumes, partially offset by higher commodity costs, new product introductions, and costs associated with US shipments to support the Company's Danish manufacturing facility.

●	Operating profit margin was 24.0% as compared to 22.2% for the full year 2010.

●	The Company generated $248.7 million of operating cash flow as compared to $184.1 million for the full year 2010.

●	During 2011, the Company purchased 6.5 million shares of its common stock for a total cost of $368.5 million.

Chief Executive Officer Mark Sarvary commented, “In 2011, we delivered strong financial performance, strengthened our competitiveness and implemented a range of strategic growth initiatives. Over the next year, we plan to increase our rate of investment in areas that will drive growth including a major new product launch, increased advertising, and expanded distribution. In addition, to ensure Tempur continues to deliver the best sleep, our R&D team is focused on executing a broad technology strategy that includes a focus on improving existing product performance and lowering costs as well as another major new product launch in 2013.”

Share Repurchase Program
The Company announced the Board of Directors has authorized a new share repurchase program of up to $250.0 million. This share repurchase program replaces the Company’s prior share repurchase authorization, and may be limited, suspended or terminated at any time without prior notice. Stock repurchases under this program may be made through open market transactions, negotiated purchases or otherwise, at times and in such amounts as management and a committee of the Board deem appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, financing and regulatory requirements and other market conditions. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws.

Financial Guidance
The Company issued full year 2012 guidance for net sales and earnings per share. It currently expects net sales for 2012 to range from $1.60 billion to $1.65 billion. It currently expects EPS for 2012 to range from $3.80 to $3.95 per diluted share. The Company noted its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company’s control. The Company noted its EPS guidance does not assume any benefit from a potential reduction in shares outstanding related to its share repurchase program.

Conference Call Information
Tempur-Pedic International will host a live conference call to discuss financial results today, January 24, 2012 at 5:00 p.m. Eastern Time. The dial-in number for the conference call is 800-850-2903. The dial-in number for international callers is 224-357-2399. The call is also being webcast and can be accessed on the investor relations section of the Company's website, http://www.tempurpedic.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for 30 days.

Forward-looking Statements
This release contains "forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s potential to grow sales and earnings over the long term and expectations for net sales and earnings per share for 2012. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include general economic, financial  and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts; the Company’s ability to expand brand awareness, distribution and new products in international markets; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on our operations; changes in foreign tax rates, including the ability to utilize tax loss carry forwards; and rising commodity costs. Additional information concerning these and other risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K under the headings "Special Note Regarding Forward-Looking Statements" and "Risk Factors." Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company
Tempur-Pedic International Inc. (NYSE: TPX) manufactures and distributes mattresses and pillows made from its proprietary TEMPUR(R) pressure-relieving material. It is the worldwide leader in premium and specialty sleep. The Company is focused on developing, manufacturing and marketing advanced sleep surfaces that help improve the quality of life for people around the world. The Company's products are currently sold in over 80 countries under the TEMPUR(R) and Tempur-Pedic(R) brand names. World headquarters for Tempur-Pedic International is in Lexington, KY. For more information, visit http://www.tempurpedic.com or call 800-805-3635.

Investor Relations Contact:
Tempur-Pedic International
800-805-3635
Investor.relations@Tempurpedic.com

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per common share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2011	2010	Chg %	2011	2010	Chg %
Net sales	$366,803	$292,703	25.3%	$1,417,938	$1,105,421	28.3%
Cost of sales	175,635	140,880		674,848	549,994
Gross profit	191,168	151,823	25.9%	743,090	555,427	33.8%
Selling and marketing expenses	72,081	53,449		276,870	199,722
General, administrative and other expenses	33,273	26,766		125,689	109,803
Operating income	85,814	71,608	19.8%	340,531	245,902	38.5%

Other expense, net:
Interest expense, net	(3,498)	(3,458)		(11,948)	(14,501)
Other income (expense), net	758	32		(192)	(536)
Total other expense	(2,740)	(3,426)		(12,140)	(15,037)

Income before income taxes	83,074	68,182	21.8%	328,391	230,865	42.2%
Income tax provision	26,759	21,890		108,783	73,720
Net income	$56,315	$46,292		$219,608	$157,145

Earnings per common share:
Basic	$0.86	$0.68		$3.27	$2.23
Diluted	$0.84	$0.66		$3.18	$2.16
Weighted average common shares outstanding:
Basic	65,113	68,220		67,070	70,348
Diluted	66,953	70,619		69,149	72,792

 TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2011	2010
ASSETS

Current Assets:
Cash and cash equivalents	$111,367	$53,623
Accounts receivable, net	142,412	115,630
Inventories	91,212	69,856
Prepaid expenses and other current assets	20,088	18,646
Deferred income taxes	14,391	13,725
Total Current Assets	379,470	271,480
Property, plant and equipment, net	160,502	159,807
Goodwill	213,273	212,468
Other intangible assets, net	66,491	68,745
Other non-current assets	8,904	3,503
Total Assets	$828,640	$716,003

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$69,936	$48,288
Accrued expenses and other current liabilities	92,737	85,469
Income taxes payable	20,506	12,477
Total Current Liabilities	183,179	146,234
Long-term debt	585,000	407,000
Deferred income taxes	24,227	32,315
Other non-current liabilities	5,443	4,421
Total Liabilities	797,849	589,970

Stockholders’ Equity:
Common stock, $0.01 par value; 300,000 shares authorized; 99,215 shares issued as of December 31, 2011 and 2010	992	992
Additional paid in capital	361,807	320,952
Retained earnings	742,480	522,872
Accumulated other comprehensive loss	(14,686)	(6,188)
Treasury stock at cost; 35,445 and 30,731 shares as of December 31, 2011 and 2010, respectively	(1,059,802)	(712,595)
Total Stockholders’ Equity	30,791	126,033
Total Liabilities and Stockholders’ Equity	$828,640	$716,003

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Twelve Months Ended
	December 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$219,608	$157,145
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,295	32,361
Amortization of stock-based compensation	16,693	11,608
Amortization of deferred financing costs	1,034	690
Bad debt expense	1,563	531
Deferred income taxes	(8,528)	4,946
Foreign currency adjustments and other	1,248	(465)
Changes in operating assets and liabilities:
Accounts receivable	(30,198)	(12,752)
Inventories	(18,473)	(6,710)
Prepaid expense and other current assets	(2,772)	(6,519)
Accounts payable	21,675	(1,145)
Accrued expenses and other	3,867	(370)
Income taxes payable	8,694	4,802
Net cash provided by operating activities	248,706	184,122

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	(4,566)	(18,692)
Acquisition of trademarks and other	(2,044)	(684)
Purchases of property, plant and equipment	(29,466)	(18,141)
Net cash used by investing activities	(36,076)	(37,517)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term revolving credit facility	821,500	308,836
Repayments of long-term revolving credit facility	(643,500)	(197,813)
Payments of deferred finance costs	(6,217)	—
Proceeds from issuance of common stock	26,256	28,551
Excess tax benefit from stock-based compensation	19,192	5,590
Treasury shares repurchased	(365,928)	(250,000)
Other	(173)	(1,540)
Net cash used by financing activities	(148,870)	(106,376)

NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(6,016)	(648)
Increase in cash and cash equivalents	57,744	39,581
CASH AND CASH EQUIVALENTS, beginning of period	53,623	14,042
CASH AND CASH EQUIVALENTS, end of period	$111,367	$53,623

Summary of Channel Sales

The following table highlights net sales information, by channel and by segment:

(In thousands)
	CONSOLIDATED		NORTH AMERICA		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2011	2010	2011	2010	2011	2010
Retail	$319,334	$254,565	$225,197	$180,756	$94,137	$73,809
Direct	28,609	19,184	21,143	14,718	7,466	4,466
Healthcare	8,987	9,212	2,953	3,090	6,034	6,122
Third Party	9,873	9,742	—	—	9,873	9,742
	$366,803	$292,703	$249,293	$198,564	$117,510	$94,139

Summary of Product Sales

The following table highlights net sales information, by product and by segment:

(In thousands)
	CONSOLIDATED		NORTH AMERICA		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	December 31,		December 31,		December 31,
	2011	2010	2011	2010	2011	2010
Mattresses	$238,590	$188,732	$166,009	$134,186	$72,581	$54,546
Pillows	43,971	37,934	22,067	19,234	21,904	18,700
Other	84,242	66,037	61,217	45,144	23,025	20,893
	$366,803	$292,703	$249,293	$198,564	$117,510	$94,139

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation of EBITDA to Net Income and Total debt to Funded debt
Non-GAAP Measures
(In thousands)

The Company provides information regarding Earnings Before Interest Taxes Depreciation and Amortization (EBITDA) and Funded debt which are not recognized terms under U.S. GAAP (Generally Accepted Accounting Principles) and do not purport to be alternatives to Net income as a measure of operating performance or Total debt. A reconciliation of EBITDA to the Company’s Net income and a reconciliation of Total debt to Funded debt are provided below. Management believes that the use of EBITDA and Funded debt provides investors with useful information with respect to the terms of the Company’s credit facility.

Reconciliation of Net income to EBITDA

The following table sets forth the reconciliation of the Company’s reported Net income to the calculation of EBITDA for the twelve months ended December 31, 2011:

Twelve Months Ended
December 31, 2011
GAAP Net income	$219,608
Plus:
Interest expense	11,948
Income taxes	108,783
Depreciation & Amortization	50,988
EBITDA	$391,327

Reconciliation of Total debt to Funded debt

The following table sets forth the reconciliation of the Company’s reported Total debt to the calculation of Funded debt as of December 31, 2011:

As of
December 31, 2011
GAAP basis Total debt	$585,000
Plus:
Letters of credit outstanding	990
Funded debt	$585,990

Calculation of Funded debt to EBITDA

As of
December 31, 2011
Funded debt	$585,990
EBITDA	391,327
1.50 times